  As filed with the Securities and Exchange Commission on March 24, 1999

                                                 Registration No. 333-71975
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                              AMENDMENT NO. 1

                                    to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                  ------------
                                   NIKE, INC.
             (Exact name of Registrant as specified in its charter)

                 Oregon                                    93-0584541
    (State or other jurisdiction of             (I.R.S. Employer Identification
     incorporation or organization)                         Number)
                                  ------------
                               One Bowerman Drive
                          Beaverton, Oregon 97005-6453
                                 (503) 671-6453
   (Address and telephone number of Registrant's principal executive offices)
                                  ------------
                               John F. Coburn III
                           Assistant General Counsel
                               One Bowerman Drive
                          Beaverton, Oregon 97005-6453
                                 (503) 671-6453
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                                  ------------
                                   Copies to:
                               Gregory K. Miller
                               Tracy K. Edmonson
                                Latham & Watkins
                       505 Montgomery Street, Suite 1900
                      San Francisco, California 94111-2562
                                 (415) 391-0600
                                  ------------
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



                                  ------------
  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
                                  ------------
  Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined Prospectus which relates to Registration Statement No. 333-15953, as amended, previously filed by the Registrant on Form S-3. This Registration Statement also constitutes Post-Effective Amendment No. 1 with respect to Registration Statement No. 333-15953, as amended, pursuant to which $200,000,000 in securities remain to be issued; a filing fee of $60,606.00 was previously paid with respect to such $200,000,000 aggregate offering price of securities under such prior registration statement.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED MARCH 24, 1999

            The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                  $500,000,000

                              [LOGO APPEARS HERE]

                                   NIKE, Inc.

                                Debt Securities

                               ----------------

            We may from time to time sell up to $500,000,000 aggregate initial offering price of our debt securities. These debt securities may consist of notes, debentures or other types of debt. We will provide specific terms of these debt securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

                               ----------------

            These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               ----------------

                   The date of this prospectus is     , 1999.

            We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. The information contained in this prospectus and the accompanying prospectus supplement is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.

                               ----------------

                               Table of Contents

                                                                            Page
                                                                            ----
        The Company........................................................   3
        About this Prospectus..............................................   3
        Where You Can Find More Information................................   3
        Special Note Regarding Forward-Looking Statements..................   4
        Use of Proceeds....................................................   6
        Ratio of Earnings to Fixed Charges.................................   7
        Description of Debt Securities.....................................   7
        Plan of Distribution...............................................  17
        Legal Matters......................................................  18
        Experts............................................................  18

                                  THE COMPANY

            Our principal business activity involves the design, development and worldwide marketing of high quality footwear, apparel, accessories and equipment. We sell our products to approximately 18,000 retail accounts in the United States and through a mix of independent distributors, licensees and subsidiaries in approximately 110 countries around the world. Virtually all of our products are manufactured by independent contractors. Most of our footwear products are produced outside the United States, while our apparel products are produced both in the United States and abroad.

            We were incorporated in 1968 under the laws of the state of Oregon. Our principal executive offices are located at One Bowerman Drive, Beaverton, Oregon 97005-6453, and our telephone number is (503) 671-6453.

                             ABOUT THIS PROSPECTUS

            This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

            We file annual, quarterly and special reports, proxy statements and other information with the Commission. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. You can also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with it (http://www.sec.gov). You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

            We have filed a registration statement and related exhibits with the Commission under the Securities Act of 1933, as amended. The registration statement contains additional information about us and the debt securities. You may inspect the registration statement and exhibits without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the Commission at prescribed rates.

            The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede that information. We incorporate by reference the following documents we filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (Commission file number 1-10635):

            . Annual Report on Form 10-K for the year ended May 31, 1998 (including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 1998 Annual Meeting of Shareholders) and Form 10-K/A filed March 5, 1999;

            . Quarterly Reports on Form 10-Q for the quarters ended August 31, 1998 and November 30, 1998;

            . Current Report on Form 8-K filed on September 18, 1998 (regarding the earnings release for the first fiscal quarter ended August 31, 1998 and providing international revenues on a regional basis); and

            . all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before we stop offering the debt securities (other than those portions of such documents described in paragraphs (i), (k), and (l) of Item 402 of Regulation S-K promulgated by the Commission).

            You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                               Investor Relations
                                   NIKE, Inc.
                               One Bowerman Drive
                          Beaverton, Oregon 97005-6453
                                 (503) 671-6453

            You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

            Certain written and oral statements in this prospectus, including the documents that we incorporate by reference, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe", "anticipate", "expect", "estimate", "project", "will be", "will continue", "will result", or words or phrases of similar meaning. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. We detail the risks and uncertainties from time to time in reports we file with the Commission, including Forms 8-K, 10-Q, and 10-K, and include, among others, the following:

            . international, national and local general economic and market conditions;

            . the size and growth of the overall athletic footwear, apparel, and equipment markets;

            . intense competition among designers, marketers, distributors and sellers of athletic footwear, apparel and equipment for consumers and endorsers;

            .  demographic changes;

            .  changes in consumer preferences;

            . popularity of particular designs, categories of products and sports;

            .  seasonal and geographic demand for our products;

            .  the size, timing and mix of purchases of our products;

            . fluctuations and difficulty in forecasting operating results, including, without limitation, the fact that advance "futures" orders may not be indicative of future revenues due to the changing mix of futures and at-once orders or due to changing cancellation rates;

            . our ability to sustain, manage or forecast our growth and inventories;

            .  new product development and introduction;

            . our ability to secure and protect trademarks, patents and other intellectual property;

            .  performance and reliability of our products;

            .  our customer service;

            .  adverse publicity;

            .  the loss of significant customers or suppliers;

            .  our dependence on distributors;

            .  business disruptions;

            . disruptions due to any Year 2000 noncompliance by us, our suppliers or customers (or their suppliers or customers);

            . increased costs of freight and transportation to meet delivery deadlines;

            .  changes in our business strategy or development plans;

            . general risks associated with doing business outside the United States, including, without limitation, import duties, tariffs, quotas and political and economic instability;

            .  changes in government regulations;

            .  any liability and other claims asserted against us;

            .  our ability to attract and retain qualified personnel; and

            . other factors referenced or incorporated by reference in this prospectus and other filings with the Commission.

            These risks are not exhaustive. Other sections of this prospectus may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

            Investors should also be aware that while we communicate with securities analysts from time to time, it is against our policy to disclose to them any material non-public information or other confidential commercial information. Accordingly, shareholders should not assume that we agree with any statement or report issued by any analyst. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, these reports are not our responsibility.

                                USE OF PROCEEDS

            Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the debt securities for general corporate purposes, which may include, but are not limited to, refinancing of debt, working capital, capital expenditures and investments in subsidiaries.

                    RATIO OF EARNINGS TO FIXED CHARGES

           Our ratios of earnings to fixed charges for the periods indicated are as follows:

                                                     Fiscal Year Ended May 31,
                                                    ----------------------------
                                                    1994  1995  1996  1997  1998
                                                    ----- ----- ----- ----- ----
  Ratio of earnings to fixed charges (1)........... 18.45 17.66 16.51 16.55 6.89

-------

(1) In accordance with the rules and regulations of the Commission, for purposes of computing the ratios of earnings to fixed charges, earnings represent income from operations before fixed charges and taxes, and fixed charges represent interest on indebtedness, amortization of debt discount and a share of rental expense which is deemed to be representative of the interest factor.

                        DESCRIPTION OF DEBT SECURITIES

           This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

           We may offer under this prospectus up to $500,000,000 aggregate principal amount of debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $500,000,000. The debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness, unless otherwise specified in the applicable prospectus supplement.

           The debt securities offered hereby will be issued under an indenture between us and The First National Bank of Chicago, as trustee. We have summarized select portions of the indenture below. The summary is not complete. We have filed a copy of the indenture as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary below have the meanings specified in the indenture.

General

           The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and detailed or determined in the manner provided in an officers' certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

           We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

            .  the title of the debt securities;

            . the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

            . any limit on the aggregate principal amount of the debt securities;

            . the date or dates on which we will pay the principal on the debt securities;

            . the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

            . the place or places where principal of, premium, and interest on the debt securities will be payable;

            . the terms and conditions upon which we may redeem the debt securities;

            . any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

            . the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

            . the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

            . whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

            . the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

            .  the currency of denomination of the debt securities;

            . the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

            . if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

            . the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

            . any provisions relating to any security provided for the debt securities;

            . any addition to or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

            . any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

            . any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

            . any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities. (Section 2.2)

            We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

            If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Payment of Interest and Exchange

            Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary (the "Depositary"), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security"), as described in the applicable prospectus supplement. Except as described under "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

            Certificated Debt Securities. You may transfer or exchange certificated debt securities at the trustee's office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

            You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

            Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

            The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

            Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security ("participants") or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

            So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

            We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture. (Section 2.14.6)

            We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. (Section 2.14.5) NIKE, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

            We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of those participants.

            We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

            We have obtained the foregoing information in this section concerning the Depositary and the Depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

            Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

            Unless we state otherwise in (a) the applicable prospectus supplement and in a supplement to the indenture, (b) a board resolution, or (c) an officers' certificate delivered pursuant to the indenture, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Consolidation, Merger and Sale of Assets

            We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a "successor person"), and we may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

            . the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

            . immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

            .  certain other conditions are met. (Section 5.1)

Events of Default

            "Event of Default" means with respect to any series of debt securities, any of the following:

            . default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

            . default in the payment of principal of or premium on any debt security of that series when due and payable;

            . default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

            . default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

            . an event of default under any of our Debt (including a default with respect to debt securities of any series other than that series) or any Subsidiary, whether that Debt exists today or is created at a later date, if

                . the default results from our failure to pay the Debt when it becomes due;

                . the principal amount of the Debt, together with the principal amount of any other Debt in default for failure to pay principal at stated final maturity or the maturity of which has been accelerated, totals $100 million or more at any one time outstanding; and

                . the Debt is not discharged or the acceleration is not rescinded or annulled within 10 days after we receive written notice as provided in the indenture;

            .  certain events of bankruptcy, insolvency or reorganization; and

            . any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

            No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) An Event of Default may also be an event of default under our bank credit agreements in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain Events of Default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

            If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) For information as to waiver of defaults see the discussion under "-- Modification and Waiver" below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an Event of Default and the continuation of an Event of Default.

            The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

            No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

            . that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

            . the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

            Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

            The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event or Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

            We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

            . change the amount of debt securities whose holders must consent to an amendment or waiver;

            . reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

            . reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

            . reduce the principal amount of discount securities payable upon acceleration of maturity;

            . waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

            . make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

            . make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any payment and to waivers or amendments; or

            . waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities. (Section 9.3)

            Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

            Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

            This discharge may occur only if, among other things, we have delivered to the trustee an officers' certificate and an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

            Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

            . we may omit to comply with the restrictive covenants contained in Sections 4.2, 4.3 through 4.6 and Section 5.1 of the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers' certificate delivered pursuant to the indenture; and

            . Events of Default under Section 6.1(e) of the indenture will not constitute a Default or an Event of Default with respect to the debt securities of that series.

            The conditions include:

            . depositing with the trustee money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

            . delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

            Covenant Defeasance and Events of Default. In the event we exercise our option not to comply with certain covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we will remain liable for those payments.

            "Foreign Government Obligations" means, with respect to debt securities of any series that are denominated in a currency other than U.S.
Dollars:

            . direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

            . obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Governing Law

           The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 10.10)

                             PLAN OF DISTRIBUTION

           We may sell debt securities to or through underwriters and also may sell debt securities directly to other purchasers or through agents.

           We may distribute the debt securities from time to time in one or more transactions:

           .  at a fixed price or prices, which may be changed;

           .  at market prices prevailing at the time of sale;

           .  at prices related to such prevailing market prices; or

           .  at negotiated prices.

           In connection with the sale of debt securities, we, or the purchasers of debt securities for whom the underwriters may act as agents, may compensate underwriters in the form of discounts, concessions or commissions. Underwriters may sell the debt securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Underwriters, dealers and agents participating in the distribution of debt securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit they realize on resale of the debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of debt securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

           We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of debt securities against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

            Latham & Watkins of San Francisco, California, and James C. Carter, our General Counsel, each will issue an opinion about certain legal matters with respect to the debt securities for NIKE. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

                                    EXPERTS

            The consolidated financial statements incorporated in this Prospectus by reference to NIKE, Inc.'s Annual Report on Form 10-K for the year ended May 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

            The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

         Securities and Exchange Commission Fee....................... $ 83,400
        *Rating Agency Fees...........................................   60,000
        *Legal Fees and Expenses......................................  200,000
        *Accounting Fees and Expenses.................................   50,000
        *Printing Expenses............................................   50,000
        *Blue Sky Fees................................................    5,000
        *Trustee/Issuing & Paying Agent Fees and Expenses.............    5,000
        *Miscellaneous................................................   21,600
                                                                       --------
          Total....................................................... $475,000
                                                                       ========

--------
* Estimated

Item 15. Indemnification of Directors and Officers

            The Oregon Business Corporation Act (the "OBCA") permits a corporation to include in its articles of incorporation a provision indemnifying a director if (a) the conduct of the individual was in good faith;
(b) the individual reasonably believed that the individual's conduct was in the best interests of the corporation, or at least not opposed to its best interests; and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. In addition, the OBCA provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceedings. The Company's articles of incorporation do not limit such right of indemnification. Section 60.411 of the OBCA also provides that a corporation has the power to purchase and maintain insurance on behalf of an individual against any liability asserted against or incurred by the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, even if the corporation had no power to indemnify the individual against such liability under the provisions of Sections 60.391 or 60.394.

            Article VIII of the Restated Articles of Incorporation of the Company provides as follows:

            A. The Corporation shall have the power to indemnify to the fullest extent not prohibited by law any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative, investigative, legislative, formal or informal, internal or external or otherwise (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise. Any indemnification provided pursuant to this
               Article VIII shall not be exclusive of any rights to which the person indemnified may otherwise be entitled under any articles of incorporation, bylaw, agreement, statute, policy of insurance, vote of shareholders or Board of Directors, or otherwise, which exists at or subsequent to the time such person incurs or becomes subject to such liability and expense.

            B. To the fullest extent not prohibited by law, no director of the
               Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. No amendment or repeal of this Article VIII, nor the adoption of any provision of these Restated Articles of Incorporation inconsistent with this Article VIII, nor a change in the law, shall adversely affect any right or protection that is based upon this Paragraph B and pertains to conduct that occurred prior to the time of such amendment, repeal, adoption or change. No change in the law shall reduce or eliminate the rights and protections set forth in this Paragraph B unless the change in the law specifically requires such reduction or elimination. If the Oregon Business Corporation Act is amended after this Article VIII becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors of the Corporation, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent not prohibited by the Oregon Business Corporation Act as so amended.

            Article 9 of the Company's Third Restated Bylaws (the "Company's Bylaws") provides for indemnification of the Company's officers and directors to the fullest extent permitted by law. However, the Company is not obligated to make any indemnification in connection with (i) any claim made against any director or officer for which payment is required to be made to or on behalf of the director or officer under any insurance policy, except with respect to any excess amount to which the director or officer is entitled beyond the amount of payment under such insurance policy, or (ii) any proceeding initiated by the director or officer, or any proceeding by the director or officer against the Company or its directors, officers, employees or other persons entitled to be indemnified by the Company, unless the Company is expressly required by law to make the indemnification or certain other requirements are met. Article 9, Section (k) of the Company's Bylaws provides that the Company may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to Article 9 upon approval by the Company's Board of Directors.

            The Company has entered into indemnity agreements with all directors and executive officers of the Company relating to their positions as such. The agreements provide generally that the

Company will indemnify the party thereto for liability arising from third-party proceedings, for proceedings by or in the right of the Company and otherwise to the fullest extent not prohibited by law, subject to certain exclusions. The Company also maintains liability insurance for directors and officers of the Company acting within their capacities as such.

Item 16. Exhibits

 Exhibit
 Number                               Description
 -------                              -----------
   *1.01 Form of Underwriting Agreement.
  **4.01 Indenture, dated as of December 13, 1996, between NIKE, Inc. and The
         First National Bank of Chicago, as Trustee.
   *4.02 Form of Debt Security.
  **5.01 Opinion of James C. Carter.
  **5.02 Opinion of Latham & Watkins.
 **12.01 Statement regarding Computation of Ratios.
   23.01 Consent of PricewaterhouseCoopers LLP.
 **23.02 Consent of James C. Carter (included in Exhibit 5.01).
 **23.03 Consent of Latham & Watkins (included in Exhibit 5.02).
 **24.01 Powers of Attorney (contained on Page II-5).
 **25.01 Statement of Eligibility of Trustee on Form T-1 of The First National
         Bank of Chicago.

--------
*To be filed by amendment or by a report on Form 8-K Pursuant to Regulation S-
 K, Item 601(b).

**Previously filed.

Item 17. Undertakings

(a) We hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of NIKE pursuant to the provisions described in this registration statement above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of NIKE in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j) We hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, Oregon, on March 24, 1999.

                                     NIKE, INC.

                                     By /s/ Lindsay D. Stewart
                                        ---------------------------------------
                                        Lindsay D. Stewart
                                        Vice President, Law and Corporate
                                        Affairs


            Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by each of the following persons in the capacities indicated on March 24, 1999.

              Signature                              Title
              ---------                              -----

*
_____________________________________ Chairman of the Board and Chief
Philip H. Knight                       Executive Officer, and Director

*
_____________________________________ Interim Chief Financial Officer
Robert E. Harold

*
_____________________________________ Director
William J. Bowerman

*
_____________________________________ Director
Thomas E. Clarke

*
_____________________________________ Director
Jill K. Conway

*
_____________________________________ Director
Ralph D. Denunzio

*
_____________________________________ Director
Richard K. Donahue

*
_____________________________________ Director
Delbert J. Hayes

*
_____________________________________ Director
Douglas G. Houser

            Signature                            Title
            ---------                            -----
*
________________________________  Director
John E. Jaqua

*
________________________________  Director
Kenichi Ohmae

*
________________________________  Director
Charles W. Robinson

*
________________________________  Director
John R. Thompson, Jr.

*
________________________________  Director
A. Michael Spence


*By:/s/ Lindsay D. Stewart
-----------------------------
   Lindsay D. Stewart
   Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit
 Number                               Description
 -------                              -----------
   *1.01 Form of Underwriting Agreement.
  **4.01 Indenture, dated as of December 13, 1996, between NIKE, Inc. and The
         First National Bank of Chicago, as Trustee.
   *4.02 Form of Debt Security.
  **5.01 Opinion of James C. Carter.
  **5.02 Opinion of Latham & Watkins.
 **12.01 Statement regarding Computation of Ratios.
   23.01 Consent of PricewaterhouseCoopers LLP.
 **23.02 Consent of James C. Carter (included in Exhibit 5.01).
 **23.03 Consent of Latham & Watkins (included in Exhibit 5.02).
 **24.01 Powers of Attorney (contained on Page II-5).
 **25.01 Statement of Eligibility of Trustee on Form T-1 of The First National
         Bank of Chicago.

--------
* To be filed by amendment or by a report on Form 8-K Pursuant to Regulation S-K, Item 601(b).

**Previously filed.

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